Exhibit 4.4
This INTERCREDITOR AGREEMENT dated as of February 5, 2013, among CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereof (the Company, the subsidiaries so listed and the Additional Grantors described herein, collectively, the "Grantors"), WELLS FARGO BANK, NATIONAL ASSOCIATION ("WFB"), as the ABL Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Noteholder Collateral Agent (in such capacity, and together with its successors in such capacity, the "Original Noteholder Collateral Agent").
WHEREAS, the Company and certain of its domestic Subsidiaries have entered into the ABL Credit Agreement described in Section 1 hereof, pursuant to which the borrowers named therein will borrow funds for the purposes set forth therein;
WHEREAS, the Company has entered into the Indenture described in Section 1 hereof relating to the issuance of certain senior secured notes, on the terms set forth therein;
WHEREAS, the Company has caused certain of its domestic Subsidiaries to guarantee the foregoing obligations of the Company under the Indenture;
WHEREAS, the Company and certain of its domestic Subsidiaries have secured their obligations as described above by granting Liens on their assets to the ABL Agent and the Noteholder Collateral Agent as provided in the ABL Security Documents and the Noteholder Security Documents, respectively;
WHEREAS, pursuant to the ABL Security Documents, the ABL Agent has agreed to hold and administer the Liens granted pursuant to the ABL Security Documents for the benefit of the ABL Secured Parties;
WHEREAS, pursuant to the Noteholder Security Documents, the Noteholder Collateral Agent has agreed to hold and administer the Liens granted pursuant to the Noteholder Security Documents for the benefit of the Noteholder Secured Parties; and
WHEREAS, the parties hereto wish to set forth herein their agreement regarding the priority of Liens granted under the ABL Documents and the Noteholder Documents, other agreements regarding the Collateral and related matters;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions.
(a)    Terms Defined in UCC. As used herein, each of the following terms shall have the meaning specified in the UCC:

Term	UCC
Account	9-102
Cash Proceeds	9-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Deposit Account	9-102
Document	9-102
Equipment	9-102
Farm Products	9-102
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Letter-of-Credit Right	9-102
Payment Intangible	9-102
Proceeds	9-102
Promissory Note	94 02
Record	9-102
Securities Account	8-501
Supporting Obligation	9-102
(b)    Additional Definitions. The following additional terms, as used herein, have the following meanings:
"ABL Agent" shall mean (i) WFB, in its capacity as agent for the lenders and the other ABL Secured Parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant thereto, (ii) the administrative agent and collateral agent under such ABL Documents as may be entered into pursuant to any Refinancing of the foregoing permitted hereunder and (iii) with respect to both (i) and (ii), its successors and permitted assigns.
"ABL Bank Product Obligations" shall mean any and all "Bank Product Obligations" as that term is defined in the ABL Credit Agreement as in effect on the date hereof or any successor term having substantially the same meaning and used in any Refinancing.
"ABL Collateral" shall mean all of the assets of each Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligation, other than the ABL Excluded Property.
"ABL Credit Agreement" shall mean that certain Credit Agreement, dated as of the date hereof, among the Company and certain of its Subsidiaries, as borrowers, the lenders party thereto, and WFB, as administrative agent, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the provisions of this Agreement.
"ABL Documents" shall mean the ABL Credit Agreement and the other Loan Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments (including each Bank Product Agreement) providing for or evidencing any ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations under the ABL Credit Agreement and the Loan Documents (as defined in the ABL Credit Agreement), including any intercreditor or joinder agreement among holders of ABL Obligations, in each case as in effect at the relevant time and as each may be amended, supplemented, modified or Refinanced from time to time in accordance with the provisions of this Agreement.
"ABL Excluded Property" shall mean the "Excluded Property" as defined in the ABL Credit Agreement as in effect on the date hereof or any successor term having substantially the same meaning and used in any Refinancing.
"ABL Obligations" shall mean all "Obligations" as defined in and outstanding under the ABL Credit Agreement and the other ABL Documents (including, without limitation, all ABL Bank Product Obligations) or any successor term having substantially the same meaning and used in in any Refinancing.
"ABL Priority Collateral" shall mean the following assets of each Grantor, whether now existing or hereafter arising, excluding the ABL Excluded Property:
(a)    accounts and payment intangibles (including tax refunds and related tax payments), but excluding accounts and payment intangibles that constitute identifiable proceeds of Noteholder Priority Collateral;
(b)    inventory;
(c)    deposit accounts and securities accounts (excluding the Noteholder Priority Collateral Proceeds Account), including all monies, uncertificated securities, securities entitlements and other funds held in or on deposit therein contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing) (but excluding all cash, marketable securities, monies, uncertificated securities and securities entitlements that constitute identifiable proceeds of Noteholder Priority Collateral);
(d)    all investment property (other than the capital stock of each Grantor and each Grantor's direct Subsidiaries), general intangibles (excluding trademarks and copyrights constituting Noteholder Priority Collateral), books and records, documents and instruments, chattel paper, letter of credit rights, business interruption insurance, supporting obligations, commercial tort claims and other claims or causes of action, but excluding investment property, general intangibles, books and records, documents and instruments, chattel paper, letter of credit rights, business interruption insurance, supporting obligations, commercial tort claims and other claims or causes of action that constitute identifiable proceeds of Noteholder Priority Collateral;
(e)    equipment and Designated Tangible ABL Priority Property;
(f)    all other personal property (including, without limitation, farm products), excluding personal property that constitutes Noteholder Priority Collateral; and
(g)    all ABL Priority Proceeds.
"ABL Priority Proceeds" shall mean any and all Proceeds of the ABL Priority Collateral, but excluding in all instances outside of a Bankruptcy Proceeding any property that is acquired with cash proceeds of such ABL Priority Collateral in a manner that is not in contravention of the terms of this Agreement and does not otherwise constitute ABL Priority Collateral.
"ABL Secured Parties" shall mean the Persons holding ABL Obligations (or a Lien to secure any ABL Obligations), including, without limitation, the ABL Agent, each other member of the Lender

Group (as defined in the ABL Credit Agreement) and each other Bank Product Provider (as defined in the ABL Credit Agreement).
"ABL Security Documents" shall mean any agreement, document or instrument pursuant to which a Lien is now or hereafter granted by any Grantor to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are at any time governed.
"Accruals" shall mean, on any date of determination thereof, all accrued but unpaid interest, fees, costs and other charges owing by any Grantor to any Secured Party under any of the Finance Documents, including any advances made by any Secured Party to pay such amounts, interest accrued upon any such advances and Enforcement Expenses. Accruals shall expressly include all interest accruing and fees, costs and charges (including Enforcement Expenses) incurred after the commencement of any Bankruptcy Proceeding, regardless of whether any Secured Party's claim therefor is allowed or allowable in such Bankruptcy Proceeding.
"Additional Grantors" shall mean each Subsidiary of the Company that grants a Lien on any of its assets to secure any of the Obligations and/or is otherwise liable for any of the Obligations.
"Additional Noteholder Agent" shall mean the Person appointed to act as trustee, agent or representative for the holders of Additional Noteholder Obligations pursuant to any Additional Noteholder Document.
"Additional Noteholder Documents" shall mean the Additional Noteholder Facility and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Additional Noteholder Facility.
"Additional Noteholder Facility" shall mean the indenture, credit agreement or other agreement under which any Additional Noteholder Obligations are incurred.
"Additional Noteholder Obligations" shall mean Indebtedness of the Grantors issued following the date of this Agreement including (i) Additional Notes and (ii) other Indebtedness to the extent that (a) such Indebtedness is not prohibited by the terms of the ABL Credit Agreement and the Indenture, from being incurred or from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Noteholder Obligations, (b) the Grantors have granted Liens, consistent with clause (a), on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Noteholder Agent, for the holders of such Indebtedness has entered into an Lien Sharing and Priority Confirmation Joinder on behalf of the Noteholder Secured Parties under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to the Noteholder Secured Parties.
"Additional Noteholder Security Documents" shall mean the Additional Noteholder Facility (insofar as the same grants a Lien on the Collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its Subsidiaries to secure any Obligations of the Grantors owed thereunder to any holders of Additional Noteholder Obligations.
"Additional Notes" shall mean any additional notes issued under the Indenture, to the extent such additional notes are not prohibited by the terms of the ABL Credit Agreement and the Indenture to be incurred or from being secured by the Liens on the Collateral ranking pari passu with the Liens securing the Indenture.
"Agents" shall mean the ABL Agent and the Noteholder Collateral Agent.

"Agreement" shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof
"Bank Product" shall mean any "Bank Product" as that term is defined in the ABL Credit Agreement as in effect on the date hereof or any successor term having substantially the same meaning and used in any Refinancing.
"Bank Product Agreements" shall mean any "Bank Product Agreement" as that term is defined in the ABL Credit Agreement as in effect on the date hereof or any successor term having substantially the same meaning and used in any Refinancing.
"Bank Product Provider" shall mean any "Bank Product Provider" as that term is defined in the ABL Credit Agreement as in effect on the date hereof or any successor term having substantially the same meaning and used in any Refinancing.
"Bankruptcy Code" shall mean the United States. Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.
"Bankruptcy Law" shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
"Bankruptcy Proceeding" shall mean that there shall be an assignment for the benefit of creditors relating to the Company or any Grantor whether or not voluntary; or any case shall be commenced by or against the Company or any Grantor under any Bankruptcy Law, for the relief of debtors or affecting creditors' rights generally, whether or not voluntary; or any proceeding shall be instituted by or against the Company or any Grantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, marshalling of assets or liabilities, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this definition shall occur under the law of any jurisdiction applicable to the Company or any Grantor.
"Class" refers, when used with respect to any Secured Obligations or Secured Parties, to whether the same are ABL Obligations or ABL Secured Parties, on the one hand, or Noteholder Obligations or Noteholder Secured Parties, on the other hand.
"Class Discharge" shall mean a Discharge of ABL Obligations or a Discharge of Noteholder Obligations.
"Collateral" shall mean, collectively, all ABL Collateral and all Noteholder Collateral.
"Company" shall have the meaning set forth in the introductory statement.
"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.
"Deposit Account Collateral" shall mean that part of the Collateral comprised of or contained in Deposit Accounts or Securities Accounts.

"Designated Tangible ABL Priority Property" shall mean any goods, including without limitation conveyor systems, storage tanks and other goods used or for use in the manufacturing, processing, storage, transporting or distribution operations or business of a Grantor, regardless of whether such goods are or become fixtures to any real property, excluding, however, heating, ventilation, air conditioning, plumbing and other like fixtures integral to the operation and physical integrity of any real property.
"DIP Financing" shall have the meaning set forth in Section 6(a).
"Discharge of ABL Obligations" shall mean (i) payment in full in cash of the principal of, and interest and premium (if any) on, all Indebtedness outstanding under the ABL Documents, (ii) payment in full in cash of all other ABL Obligations that are due and payable or otherwise accrued and owing, including all Post-Petition Items, (iii) termination or cash collateralization of, in an amount and on terms reasonably satisfactory to the ABL Agent, or other provision for in a manner reasonably satisfactory to the ABL Agent and the issuing bank under the ABL Credit Agreement, all letters of credit issued under the ABL Documents, (iv) termination or expiration of all commitments and obligations to lend and to issue letters of credit under the ABL Documents, (v) termination and payment in full in cash of all termination fees and other amounts due in respect of ABL Bank Product Obligations, or cash collateralization or the provision of other security in respect thereof in an amount and on terms satisfactory to the relevant Secured Party and (vi) any costs, expenses and contingent indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any ABL Document, are backed by letters of credit or cash collateral in an amount and on terms reasonably satisfactory to ABL Agent.
"Discharge of First-Lien Obligations" shall mean (i) in respect of ABL Priority Collateral or ABL Obligations, the Discharge of ABL Obligations and (ii) in respect of Noteholder Priority Collateral or Noteholder Obligations, the Discharge of Noteholder Obligations; provided, however, that to the extent of any Recovery with respect to First-Lien Obligations, a Discharge of First-Lien Obligations shall not be deemed to have occurred.
"Discharge of Noteholder Obligations" shall mean (i) payment in full in cash of the principal of, and interest and premium (if any) on, all Indebtedness outstanding under the Noteholder Documents, (ii) payment in full in cash of all other Noteholder Obligations that are due and payable or otherwise accrued and owing, including all Post-Petition Items, and (iii) any costs, expenses and contingent indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any Noteholder Document, are backed by letters of credit or cash collateral in an amount and on terms reasonably satisfactory to Noteholder Collateral Agent.
"Discharge of Second-Lien Obligations" shall mean (i) in respect of ABL Priority Collateral or ABL Obligations, the Discharge of Noteholder Obligations and (ii) in respect of Noteholder Priority Collateral or Noteholder Obligations, the Discharge of ABL Obligations; provided, however, that to the extent of any Recovery with respect to Second-Lien Obligations, a Discharge of Second-Lien Obligations shall not be deemed to have occurred.
"Enforcement Expenses" shall mean all costs, expenses, fees or advances that any Agent or Secured Party may make, suffer or incur, in each case after the occurrence of an event of default under the relevant Finance Documents on account of or in connection with (i) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting, or otherwise preserving or realizing upon any Collateral, (ii) the settlement or satisfaction of any prior Lien or other encumbrance upon any of the Collateral, (iii) the retention by an Agent or any Secured Party of consultants, including turnaround management consultants, accountants, attorneys, appraisers, auctioneers and environmental engineers or (iv) the enforcement of any of the Finance Documents or the collection of any Obligations, including any expenses incurred in connection with exercise any rights of setoff or recoupment. Such costs, expenses, and advances may include, without limitation, storage fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, environmental assessment fees, and wages and salaries paid to employees of any Grantor or any independent contractors in liquidating or collecting any Collateral.
"Equity Interests" shall mean, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
"Finance Documents" shall mean the ABL Documents and the Noteholder Documents.
"First-Lien Agent" shall mean (i) with respect to ABL Priority Collateral, the ABL Documents or ABL Obligations, the ABL Agent and (ii) with respect to Noteholder Priority Collateral, the Noteholder Documents or Noteholder Obligations, the Noteholder Collateral Agent.
"First-Lien Collateral" shall mean, for purposes of determining the respective rights and obligations of either Class of Secured Parties as First-Lien Secured Parties or Second-Lien Secured Parties under any provision of this Agreement, (i) with respect to ABL Obligations or ABL Secured Parties, the ABL Priority Collateral and (ii) with respect to Noteholder Obligations or Noteholder Secured Parties, the Noteholder Priority Collateral.
"First-Lien Documents" shall mean (i) with respect to ABL Priority Collateral or ABL Obligations, the ABL Documents and (ii) with respect to Noteholder Priority Collateral or Noteholder Obligations, the Noteholder Documents.
"First-Lien Obligations" shall mean (i) in respect of ABL Priority Collateral or ABL Secured Parties, the ABL Obligations and (ii) in respect of Noteholder Priority Collateral or Noteholder Secured Parties, the Noteholder Obligations.
"First-Lien Security Documents" shall mean (i) with respect to ABL Priority Collateral or ABL Obligations, the ABL Security Documents and (ii) with respect to Noteholder Priority Collateral or Noteholder Obligations, the Noteholder Security Documents.
"First-Lien Secured Parties" shall mean (i) with respect to ABL Priority Collateral, the ABL Obligations or the ABL Documents, the ABL Secured Parties and (ii) with respect to Noteholder Priority Collateral, the Noteholder Obligations or the Noteholder Documents, the Noteholder Secured Parties.
"Foreign Collateral" shall mean any assets of a Foreign Subsidiary of the Company and any capital stock issued by any Foreign Subsidiary of the Company.
"Foreign Subsidiaries" shall mean any Subsidiary not organized under the laws of a State of the United States or the District of Columbia.
"Grantors" shall have the meaning assigned to such term in the introductory statement hereto.
"Guarantors" shall mean the collective reference to any Subsidiary of the Company or any other Person who becomes a guarantor of the Noteholder Obligations or the ABL Obligations and their respective successors and assigns.

"Indebtedness" shall mean and include all obligations that constitute "Debt", "Indebtedness" or other comparable terms within the meaning of the ABL Credit Agreement and the Indenture as in effect on the date hereof.
"Indenture" shall mean the Indenture dated as of the date hereof, among the Company, the other Grantors party thereto from time to time, and Noteholder Collateral Agent, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the provisions of this Agreement.
"Indenture Documents" shall mean "Senior Secured Notes Documents" as defined in the Indenture.
"Indenture Notes" shall mean, collectively, (a) the Initial Notes (together with any exchange notes issued in exchange therefor pursuant to the Registration Rights Agreement (as defined in the Indenture)), (b) any Additional Notes and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement, security or instrument evidencing or governing the terms of any indebtedness or other financial accommodation (other than ABL Obligations) that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes and/or any Additional Notes or any other agreement or instrument referred to in this clause which (I) is designated as “Notes” (x) so long as the Indenture or any Additional Noteholder Facility is in effect and is not being replaced, refinanced or refunded in whole, by the Noteholder Collateral Agent or (y) otherwise, by the Company, and (II) the Noteholder Collateral Agent for such agreement shall have executed the Lien Sharing and Priority Confirmation Joinder agreeing to be bound hereby on the same terms applicable to the Noteholder Collateral Agent whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto or (ii) on one or more separate occasions. Any reference to the Indenture Notes hereunder shall be deemed a reference to any Indenture Notes then in existence.
"Indenture Security Agreement" shall have the meaning assigned to the term "Security Agreement" in the Indenture.
"Indenture Security Documents" shall mean collectively the Indenture Security Agreement and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted by any Grantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Liens are at any time governed.
"Indemnity Amount" shall mean, on any date of determination thereof, the amount required to be paid by any Grantor to any Secured Party on such date pursuant to any indemnity provisions contained in any applicable Finance Document.
"Initial Notes" shall mean the $425,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2021, issued under the Indenture on the date hereof.
"Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
"Lien Sharing and Priority Confirmation Joinder" shall mean an agreement substantially in the form of Exhibit A.
"Noteholder Collateral" shall mean all of the assets of each Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for the Noteholder Obligations.

"Noteholder Collateral Agent" shall mean (i) the Original Noteholder Collateral Agent, including its successors and assigns from time to time, for so long as any Indenture Notes are outstanding and (ii) thereafter, any Additional Noteholder Agent provided that such Additional Noteholder Agent shall execute the Lien Sharing and Priority Confirmation Joinder as a precondition to acting as Noteholder Collateral Agent on behalf of the holders of Additional Noteholder Obligations.
"Noteholder Collateral Proceeds Notice" shall mean a written notice delivered by the Noteholder Collateral Agent to the ABL Agent (a) stating that Noteholder Collateral Agent has elected to take enforcement action against specifically identified Noteholder Priority Collateral by reason of the occurrence of an Event of Default under any of the Noteholder Documents and (b) stating that certain cash proceeds which may be deposited in any Grantor's deposit account, collection account or other account (other than the Noteholder Priority Collateral Proceeds Account) constitute identifiable proceeds of Noteholder Priority Collateral, and reasonably identifying the amount of such proceeds and reasonably specifying the origin thereof.
"Noteholder Documents" shall mean the Indenture Documents and the Additional Noteholder Documents.
"Noteholder Excluded Property" shall mean the "Excluded Property" (as defined in the Indenture Security Agreement) or similar term as defined in the Additional Noteholder Facility.
"Noteholder Guaranties" shall mean the guaranties made by the Subsidiaries of the Company in favor of the Noteholder Secured Parties.
"Noteholder Obligations" shall mean, without duplication, (i) the Additional Noteholder Obligations, (ii) the "Indenture Obligations" (as defined in the Indenture), (iii) the "Secured Obligtions" (as defined in the Indenture Security Agreement) and all other Obligations incurred or arising under the Indenture Documents and (iv) all other "Obligations," as defined in the Indenture (including, without limitation, any "Permitted Additional Pari Passu Obligations" (as defined in the Indenture)), of the Company or any other Grantor that are secured, or intended to be secured, by the Noteholder Security Documents.
"Noteholder Priority Collateral" shall mean the following assets of each Grantor, whether now existing or hereafter arising, excluding the Noteholder Excluded Property:

(i)
all of each Grantor's real property currently owned, or acquired after the date hereof, in fee simple with an individual "Fair Market Value" (as defined in the Indenture) (measured as of the date hereof, or with respect to after-acquired real property, at the time of the acquisition thereof) in excess of $2,000,000 (along with Fresh Express Incorporated's leasehold interest in that certain Carrollton, Georgia facility leased from the Development Authority of Clayton County, and except to the extent subject to a Lien permitted by clause (2) (to the extent disclosed in the title report provided to the "Initial Purchasers" (as defined in the Indenture) prior to the hereof), (3), (4), (6) or (24) (as it relates to any of the foregoing) of the definition of "Permitted Liens" set forth in the Indenture as in effect on the date hereof to the extent the documentation relating to such Lien prohibits the granting of a Lien thereon to secure the Noteholder Obligations), excluding the Designated Tangible ABL Priority Property);

(ii)	the trademarks and copyrights, excluding intellectual property licenses entered into with customers in connection with the sale of inventory to such customers;

(iii)	all Equity Interests, subject to the exceptions set forth in the Indenture and/or the Indenture Security Agreement;

(iv)
solely to the extent relating to the items referred to in preceding clauses (i), (ii) and (iii), General Intangibles (including Commercial Tort Claims but excluding Payment Intangibles), Instruments, Books and Records, and Supporting Obligations (in each case, except to the extent relating to ABL Priority Collateral);

(v)
each Noteholder Priority Collateral Proceeds Account and all deposits of cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto (but excluding all deposits of cash, checks, other negotiable instruments, funds, and other evidences of payments constituting identifiable ABL Priority Proceeds);

(vi)
and all rents and Proceeds of the Noteholder Priority Collateral described in clauses (i) through (v), but excluding in all instances (x) outside of a Bankruptcy Proceeding, any property that is acquired with cash proceeds of such Noteholder Priority Collateral in a manner that is not in contravention of the terms of this Agreement and does not otherwise constitute Noteholder Priority Collateral and (y) Proceeds from the lease, sublease or license or sublicense of real or personal property, including copyrights, trademarks and other intellectual property rights in the ordinary course of any applicable Grantor's business or that do not materially interfere with the business of any Grantor.

"Noteholder Priority Collateral Proceeds Account" shall mean, collectively, one or more Deposit Accounts established pursuant to any Noteholder Document for the purpose of holding proceeds of Noteholder Priority Collateral, and into which there shall be deposited only proceeds of Noteholder Priority Collateral.
"Noteholder Secured Parties" shall mean, at any relevant time, the holders of Noteholder Obligations at that time, including each Additional Noteholder Agent and the Noteholder Collateral Agent in each case solely in their capacities as such and not in any other capacity (except to the extent that such Noteholder Secured Party is acting in such other capacity for the primary purpose of benefiting its Noteholder Obligations).
"Noteholder Security Documents" shall mean the Indenture Security Documents and the Additional Noteholder Security Documents.
"Obligations" shall mean, in respect of any Indebtedness under any of the Financing Documents, including all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Items) on such Indebtedness, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including reimbursement obligations with respect to any letter of credit, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under any Finance Document governing such Indebtedness.
"Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

"Pledged Collateral" shall mean the Collateral in the possession of an Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC.
"Post-Petition Items" shall mean any interest, fees, costs and other charges that accrue after the commencement of any Bankruptcy Proceeding of any one or more of the Grantors (or would accrue but for the operation of applicable Bankruptcy Law or insolvency laws), whether or not allowed or allowable as a claim in any such Bankruptcy Proceeding.
"Recovery" shall have the meaning set forth in Section 6(d).
"Refinance" shall mean, in respect of any indebtedness or other obligation, to refinance, extend, renew, defease, amend and restate, restructure, replace, refund or repay, or to issue other indebtedness or other obligation in exchange or replacement for, such indebtedness or other obligation in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.
"Required ABL Lenders" shall mean those lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of, or consent to any departure from, the ABL Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment thereof).
"Required Noteholders" shall mean those Noteholder Secured Parties (in their capacity as holders of the Indenture Notes) the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of, or consent to any departure from, the applicable Noteholder Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment thereof).
"Second-Lien Agent" shall mean (i) with respect to ABL Priority Collateral, the ABL Documents or the ABL Obligations, the Noteholder Collateral Agent and (ii) with respect to Noteholder Priority Collateral, the Noteholder Documents or the Noteholder Obligations, the ABL Agent.
"Second-Lien Documents" shall mean (i) with respect to ABL Priority Collateral or ABL Obligations, the Noteholder Documents and (ii) with respect to Noteholder Priority Collateral or Noteholder Obligations, the ABL Documents.
"Second-Lien Obligations" shall mean (i) in respect of Noteholder Priority Collateral or Noteholder Secured Parties, the ABL Obligations and (ii) in respect of ABL Priority Collateral or ABL Secured Parties, the Noteholder Obligations.
"Second-Lien Secured Parties" shall mean (i) with respect to ABL Priority Collateral, ABL Obligations or ABL Documents, the Noteholders Secured Parties and (ii) with respect to Noteholder Priority Collateral, Noteholder Obligations or Noteholder Documents, the ABL Secured Parties.
"Second-Lien Security Documents" shall mean (i) with respect to ABL Priority Collateral or ABL Obligations, the Noteholder Security Documents and (ii) with respect to Noteholder Priority Collateral or Noteholder Obligations, the ABL Security Documents.
"Secured Obligations" shall mean the ABL Obligations and the Noteholder Obligations.
"Secured Parties" shall mean the ABL Secured Parties and the Noteholder Secured Parties.
"Standstill Period" shall have the meaning set forth in Section 3(a)(i).

"subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.
"Subsidiary" shall mean any subsidiary of the Company.
"UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
"WFB" shall have the meaning set forth in the introductory statement.
(b)    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified or Refinanced in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof' and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.    Lien Priorities.
(a)    Subordination of Liens. Notwithstanding (1) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the respective Secured Parties on any Collateral, (2) any provision of the UCC, Bankruptcy Law, any applicable law or any Finance Document, (3) whether any Secured Party, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (4) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (5) any other circumstance of any kind or nature whatsoever:
(i)    Noteholder Collateral Agent, on behalf of itself and each applicable Noteholder Secured Party hereby agrees that: (a) any Lien on ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of each ABL Agent or any ABL Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on such ABL Priority Collateral securing any Noteholder Obligations, and (b) any Lien on the ABL Priority Collateral securing any Noteholder Obligations now or hereafter held by or on behalf of Noteholder Collateral Agent or any Noteholder Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on such ABL Priority Collateral securing any ABL Obligations;
(ii)    ABL Agent, on behalf of itself and each applicable ABL Secured Party hereby agrees that: (a) any Lien on Noteholder Priority Collateral securing any Noteholder Obligations now or hereafter held by or on behalf of each Noteholder Collateral Agent or any Noteholder Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on such Noteholder Priority Collateral securing any ABL Obligations, and (b) any Lien on the Noteholder Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of ABL Agent or any ABL Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on such Noteholder Priority Collateral securing any Noteholder Obligations; and
(iii)     All Liens on the First-Lien Collateral securing any First-Lien Obligations shall be, and remain senior in all respects and prior to all Liens on such Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.
(b)    Prohibition on Contesting Liens. The ABL Agent, for itself and on behalf of each applicable ABL Secured Party, and the Noteholder Collateral Agent, for itself and on behalf of each applicable Noteholder Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Bankruptcy Proceeding), the perfection, priority, validity or enforceability of a Lien securing any Secured Obligations held (or purported to be held) by or on behalf of any of the Secured Parties or any agent or trustee therefor in any Collateral.

(c)    No New Liens. It is understood and agreed that the intent of the parties is for each Class of Secured Obligations to be secured by a perfected lien on all ABL Priority Collateral and all Noteholder Priority Collateral. In furtherance of the foregoing, the parties hereto agree that it is the intent of the parties that no Secured Party of either Class shall acquire or hold any Lien on any assets of any Grantor that are not also subject to a Lien securing the Secured Obligations of the other Class. If any Secured Party of either Class shall nonetheless acquire or hold any Lien on any assets of any Grantor which assets are not also subject to a Lien securing the Secured Obligations of the other Class, then such Secured Party shall (i) without the need for any further consent of any party and notwithstanding anything to the contrary in any other document be deemed to hold and have held such Lien for the benefit of the Secured Parties of the other Class as security for the Secured. Obligations of the other Class (subject to the Lien priorities and other terms hereof) and (ii) in the case of any such Lien acquired after the date hereof, (A) endeavor to give the other Agent prompt written notice of such additional Lien, provided that the failure to give such notice shall not affect the validity of such additional Lien or the rights hereunder of the Agent receiving such additional Lien (subject to the Lien priorities and other terms hereof) and (B) enter into, execute and/or deliver any agreements, filings, instruments or other documents reasonably requested by the other Agent in order to evidence the Lien priorities set forth herein. Notwithstanding anything contained in this Agreement to the contrary, ABL Secured Parties may seek and obtain Liens on any of the Foreign Collateral notwithstanding that Noteholder Secured Parties do not obtain a Lien on such property and any such Liens obtained by an ABL Secured Party shall not be held for the benefit of Noteholder Secured Parties or otherwise be subject to the provisions of this Section 2(c).
(d)    Perfection of Liens. Except as expressly provided for herein, neither the First-Lien Agent nor the First-Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second-Lien Agent and the Second-Lien Secured Parties. Except as expressly provided for herein, neither the Second-Lien Agent nor the Second-Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the First-Lien Agent and the First-Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First-Lien Secured Parties and the Second-Lien Secured Parties and shall not impose on any Secured Party or any agent or trustee therefor any obligations in respect of (i) any payment or distribution that any Secured Party may receive or be entitled to receive in any Bankruptcy Proceeding of a Grantor, solely with respect to an unsecured claim (or portion of a claim, to the extent unsecured) of such Secured Party and (ii) the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
(e)    Tracing of Collateral and Treatment of Cash. Prior to the earlier to occur of (i) written notice of an enforcement action by an Agent delivered to the other Agent or (ii) commencement of any Bankruptcy Proceeding, any proceeds of Collateral, whether or not deposited into deposit accounts that are subject to account control agreements with the ABL Agent, which are used by any Grantor to acquire other property which is Collateral will not be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral so acquired. Prior to ABL Agent's receipt of a Noteholder Collateral Proceeds Notice from the Noteholder Collateral Agent (unless a Bankruptcy Proceeding has commenced and is continuing), until the Discharge of ABL Obligations, all funds deposited into a Deposit Account subject to any account control agreement with the ABL Agent (other than the Noteholder Priority Collateral Proceeds Account) constituting ABL Priority Collateral and then applied to repayment of ABL Obligations will be treated as and deemed to have been ABL Priority Collateral. Prior to the earlier to occur of (i) written notice of an enforcement action by an Agent delivered to the other Agent or (ii) commencement of a Bankruptcy Proceeding, except for the Noteholder Priority Collateral Proceeds Account, the ABL Secured Parties may treat all cash, cash equivalents, money, collections and payments deposited in or credited to any other Grantor's deposit account, collection account or other bank account or otherwise received by any ABL Secured Parties as ABL Priority Collateral, and no such amounts deposited in or credited to any such accounts (other than the Noteholder Priority Collateral Proceeds Account) or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Noteholder Secured Parties; provided, that this consent shall not inure to the benefit of any of the Grantors or be deemed a waiver of or modification of any provision of the First-Lien Documents or any default or event of default that may result from any Grantor’s failure to comply with such requirements.

Section 3.    Enforcement.
(a)    Exercise of Remedies.
(i)    So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Bankruptcy Proceeding has been commenced by or against the Company or any other Grantor, neither the Second-Lien Agent nor any Second-Lien Secured Party shall:
(A)    exercise or seek to exercise any rights or remedies (including set-off) with respect to any First-Lien Collateral of the First Lien Secured Parties in respect of any applicable Second-Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);
(B)    contest, protest or object to any foreclosure proceeding or action brought with respect to the First-Lien Collateral by the First-Lien Agent or any First-Lien Secured Party in respect of the First-Lien Obligations, the exercise of any right by the First-Lien Agent or any First-Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First-Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second-Lien Agent or any Second-Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to the First-Lien Collateral under the First-Lien Documents or otherwise, in respect of First-Lien Obligations; or
(C)    object to the forbearance by the First-Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the First-Lien Collateral in respect of First-Lien Obligations;
provided, however, that if an Event of Default (as defined in the Second-Lien Documents (as in effect on the date hereof)) has occurred and for so long as such Event of Default is continuing, subject at all times to the provisions of Sections 2(a) and 4, after the expiration of a 180-day period (the "Standstill Period") which shall commence on the date of receipt by the First-Lien Agent of the written declaration of the Second-Lien Agent of such Event of Default and written demand by the Second-Lien Agent to the Company for the accelerated payment of all Second-Lien Obligations (unless any Grantor is subject to a Bankruptcy Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Bankruptcy Proceeding), the Second-Lien Agent may take action to enforce its second-priority Liens on the First-Lien Collateral of the First Lien Secured Parties upon 30 days' prior written notice to the First-Lien Agent (which notice may be given prior to the completion of such 180-day period, but not prior to the 150th day of such period), but only so long as the First-Lien Agent has not commenced or is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against all or any material portion of its First-Lien Collateral (including, without limitation, commencement of any reasonable action to foreclose its Liens on such First-Lien Collateral, any reasonable action to take possession of such First-Lien Collateral or commencement of any reasonable legal proceedings or actions against or with respect to such First-Lien Collateral) and the First-Lien Agent is not enjoined or stayed from taking any such lien enforcement action against a material portion of the First-Lien Collateral.

(ii)    Except as expressly provided in the proviso in Section 3(a)(i), so long as the Discharge of First-Lien Obligations has not occurred and whether or not any Bankruptcy Proceeding has been commenced by or against the Company or any other Grantor, the First-Lien Agent and the First-Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to its First-Lien Collateral without any consultation with or the consent of any Second-Lien Agent or any Second-Lien Secured Party; provided however, that the Second-Lien Agent may take any action (not adverse to the prior Liens on the First-Lien Collateral securing the First-Lien Obligations, or the rights of the First-Lien Agent or the First-Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the First-Lien Collateral. In exercising rights and remedies with respect to the First-Lien Collateral, the First-Lien Agent and the First-Lien Secured Parties may enforce the provisions of the First-Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of First-Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.
(iii)    Except as expressly provided in the proviso in Section 3(a)(i), so long as the Discharge of First-Lien Obligations has not occurred, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that it will not, in the context of its role as secured creditor, take or receive any First-Lien Collateral or any proceeds of First-Lien Collateral in connection with the exercise of any right or remedy (including set-oft) with respect to any First-Lien Collateral in respect of the applicable Second-Lien Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, except as expressly provided in the provisos in Sections 3(a)(i) and (ii), the sole right of the Second-Lien Agent and the Second-Lien Secured Parties with respect to the First-Lien Collateral shall be to hold a Lien on the First-Lien Collateral in respect of the applicable Second-Lien Obligations pursuant to the Second-Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Lien Obligations has occurred. For the avoidance of doubt, this Section 3(a)(iii) shall not affect the right of any Second-Lien Secured Party to receive proceeds of First-Lien Collateral in accordance with Section 5(d).
(iv)    Except as expressly provided in the proviso in Section 3(a)(i), (A) the Second-Lien Agent, for itself and on behalf of each applicable Second-Lien Secured Party, agrees that no Second-Lien Agent or any Second-Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the First-Lien Agent or the First-Lien Secured Parties with respect to the First-Lien Collateral under the First-Lien Documents, including any sale, lease, exchange, transfer or other disposition of the First-Lien Collateral, whether by foreclosure or otherwise, and (B) the Second-Lien Agent, for itself and on behalf of each applicable Second-Lien Secured Party, hereby waives any and all rights it or any Second-Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First-Lien Agent or the First-Lien Secured Parties seek to enforce their Liens on any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Agent or First-Lien Secured Parties is adverse to the interests of the Second-Lien Secured Parties.

(v)    The Second-Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second-Lien Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the First-Lien Secured Parties with respect to the First-Lien Collateral as set forth in this Agreement and the First-Lien Documents.
(b)    Cooperation. Subject to the proviso in Section 3(a)(i), the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that, unless and until the Discharge of First-Lien Obligations has occurred, it will not commence, or join with any Person (other than the First-Lien Secured Parties and the First-Lien Agent upon the request thereof) in commencing or pursuing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the First-Lien Collateral under any of the applicable Second-Lien Documents.
(c)    Access to Collateral and Information.
(i)    Notwithstanding anything in this Section 3 to the contrary, as between the ABL Agent and the Noteholder Collateral Agent, the ABL Agent may enter upon any real property of a Grantor, whether leased or owned, and without obligation to pay rent or compensation to the Noteholder Collateral Agent, Noteholder Secured Parties or Grantors and may use any of the Noteholder Priority Collateral to complete the manufacture of and/or process Inventory, collect Accounts, refurbish and otherwise prepare for sale any Equipment and remove, sell or otherwise dispose of any of the ABL Priority Collateral until the later of (x) such time as the Noteholder Collateral Agent disposes of such Noteholder Priority Collateral and (y) the date that is 180 days after the date of receipt by the ABL Agent of a notice from the Noteholder Collateral Agent of its intent to commence the exercise of remedies of repossession or foreclosure with respect to such Noteholder Priority Collateral, provided that any such use of Noteholder Priority Collateral shall be in accordance with applicable law and customary industry practices with respect to the use and maintenance thereof, and, if requested by the Noteholder Collateral Agent, the ABL Agent shall provide the Noteholder Collateral Agent with evidence of the liability insurance of the ABL Agent. The ABL Agent shall reimburse the Noteholder Collateral Agent for all physical damage to any Noteholder Priority Collateral in connection with or as a direct result of the actions of the ABL Agent (or its representatives) in exercising its access and use rights as provided in this Section 3(c) with respect to the removal of the Designated Tangible ABL Priority Property located on Noteholder Priority Collateral consisting of real property owned by a Grantor (but not any diminution in value of the Noteholder Priority Collateral resulting from the ABL Agent so dealing with such Designated Tangible ABL Priority Property). Any amounts paid by ABL Agent pursuant to this paragraph shall constitute ABL Obligations. In the event that the Agents are unable to exercise their rights as secured creditors as a result of any stay in any bankruptcy, insolvency or similar proceeding or of any temporary restraining order or preliminary injunction with respect to any Grantor or the Agents, such 180-day period shall be extended by the number of days that the Agents or their designees' access to the Collateral has been prevented; provided, however, that (A) in the event the ABL Agent, but not the Noteholder Collateral Agent, is so prevented from exercising such remedies, such 180-day period shall be extended by a number of days equal to the lesser of (x) the number of days such stay, order or injunction is in effect and (y) 270 days and (B) the Grantors shall cooperate with the ABL Agent prior to the expiration of such period to relocate any ABL Priority Collateral to a location reasonably satisfactory to the ABL Agent.
(ii)    In the event that either Agent shall, in the exercise of its rights under the ABL Security Documents or the Noteholder Security Documents, as the case may be, or otherwise, receive and retain possession or control of any books and Records of any Grantor which contain information identifying or pertaining to the First-Lien Collateral of the other Class, such Agent shall, upon request from the Agent for the other Class and as promptly as practicable thereafter, either make available to the other Agent such books and Records for inspection and duplication or provide to the other Agent copies thereof.
(d)    License for Noteholder Priority Collateral. Notwithstanding anything in this Section 3 to the contrary, the Noteholder Collateral Agent, for itself and each of the Noteholder Secured Parties, hereby grants in favor of the ABL Agent, for itself and on behalf of the ABL Secured Parties, a nonexclusive right to use, license and/or sublicense any now existing or hereafter acquired Noteholder Priority Collateral consisting of intellectual property, including copyrights, trademarks and trade names, for the purpose of enabling the ABL Agent and the ABL Secured Parties to assemble, prepare for sale, advertise, market and dispose of any and all ABL Priority Collateral, wherever such ABL Priority Collateral may be located, including all such license and right access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The license and right herein shall continue in full force and effect as a burden on the Noteholder Priority Collateral until all ABL Priority Collateral has been sold, transferred or otherwise disposed of notwithstanding (i) any exercise of remedies by the Noteholder Collateral Agent or any Noteholder Secured Parties with respect to any Noteholder Priority Collateral or (ii) any voluntary or involuntary transfer or assignment of any of such Noteholder Priority Collateral consisting of intellectual property or any rights therein (whether by any Grantor, by any Noteholder Secured Party or otherwise). This license right shall inure to the benefit of the ABL Agent and the ABL Secured Parties and their successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such license right is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to the applicable Noteholder Collateral Agent or any Noteholder Secured Parties or any other Person by the ABL Agent or any ABL Secured Party or any other Person. The Noteholder Collateral Agent, for itself and each of the Noteholder Secured Parties, agrees not to interfere, hinder, restrict or delay the exercise by the ABL Agent or the ABL Secured Parties of any such license and right granted herein and agrees to execute such documentation and complete such other acts as may be required by the ABL Agent or the ABL Secured Parties in connection with the exercise of such license and right, including preservation of such license and right against any Person (including any voluntary or involuntary transferee of such Noteholder Priority Collateral consisting of intellectual property). The rights and remedies of the ABL Agent and the ABL Secured Parties in this Section 3(d) are in addition to and not in limitation of the rights and remedies under the ABL Documents or applicable law. The provisions of this Section 3(d) are agreed to solely as among the Agents and Secured Parties and shall not be deemed to expand or otherwise modify any rights granted by any Grantor to the Agents or Secured Parties under any of the Finance Documents.
(e)    Third Party Agreement Regarding Control Agreement Collateral. Notwithstanding anything herein to the contrary, in no event shall the Noteholder Collateral Agent or any Noteholder Secured Party take an action to trigger control of any ABL Priority Collateral that consists of a Deposit Account and is otherwise subject to any "control agreement" to which the ABL Agent is a party (other than the Noteholder Priority Collateral Proceeds Account).
(f)    Permitted Actions. For the avoidance of doubt, none of the following shall constitute an exercise of rights or remedies by an Agent or Secured Party in violation of this Section 3: (i) making demand for payment or accelerating the maturity of the relevant Class of Obligations; (ii) the receipt by ABL Agent and application to the ABL Obligations of collections of Accounts or proceeds of other ABL Priority Collateral received from account debtors or through any lockbox or other cash management arrangement (other than from any Deposit Account Collateral that is Noteholder Priority Collateral), whether or not any event of default under the ABL Credit Agreement exists at the time of receipt or application; (iii) the implementation of reserves under the ABL Credit Agreement; (iv) the reduction of advance rates under the ABL Credit Agreement; (v) the cessation (whether temporary or permanent) of lending under the ABL Credit

Agreement due to the existence of an Overadvance (as defined in the ABL Credit Agreement), the existence of an event of default under the ABL Credit Agreement or the failure to satisfy conditions precedent; (vi) the exercise by an ABL Secured Party of the right of offset with respect to ABL Bank Product Obligations; or (vii) the filing by any Secured Party of a proof of claim in any Bankruptcy Proceeding.
(g)    Sale of Designated Tangible ABL Priority Collateral attached to Noteholder Priority Collateral. Following the date that is 180 days after the date of receipt by the ABL Agent of a notice from the Noteholder Collateral Agent of its intent to commence the exercise of remedies of repossession or foreclosure with respect to such Noteholder Priority Collateral, in the event that any Designated Tangible ABL Priority Property remains located on any parcel of real property owned by any Grantor, Noteholder Collateral Agent may send a written notice to ABL Agent that Noteholder Collateral Agent intends to commence a sale of such Noteholder Priority Collateral and that, unless ABL Agent shall remove such Designated Tangible ABL Priority Property within 30 days following ABL Agent's receipt of such written notice (which removal by ABL Agent would be subject to the reimbursment for physical damages provision of Section 3(c) above), Noteholder Collateral Agent shall be permitted to sell such Noteholder Priority Collateral and to include any such Designated Tangible ABL Priority Property that remains on or attached to such Noteholder Priority Collateral following the expiration of such thirty 30-day period. Following the expiration of such 30-day period, (i) ABL Agent shall not be permitted to remove any of such Designated Tangible ABL Priority Property that remains on such Noteholder Priority Collateral during the period from the expiration of such 30-day period through the date that is 120 days thereafter (such period, the "Designated Tangible ABL Priority Property Non-Removal Period"), and (ii) Noteholder Collateral Agent may sell or cause the sale of such Noteholder Priority Collateral with such Designated Tangible ABL Priority Property being attached to such real property and transferred to the buyer upon the consummation of such sale. In the event that Proceeds of such sale, transfer or other disposition of such Noteholder Priority Collateral together with such Designated Tangible ABL Priority Property are received by any Secured Party, an amount of such Proceeds equal to the net orderly liquidation value (based on the most recent appraisal thereof obtained by ABL Agent) of such Designated Tangible ABL Priority Property shall be deemed to constitute Proceeds of ABL Priority Collateral and shall be paid over to ABL Agent for application to the ABL Obligations. Following the expiration of the Designated Tangible ABL Priority Property Non-Removal Period, ABL Agent shall cease to be restricted from removing the applicable Designated Tangible ABL Priority Property from the applicable Noteholder Priority Collateral; provided that to the extent that ABL Agent does not thereafter remove such Designated Tangible ABL Priority Property from such Noteholder Priority Collateral, Noteholder Collateral Agent may continue to cause the sale of such Designated Tangible ABL Priority Property together with the sale of such Noteholder Priority Collateral as set forth in clause (ii) in the preceding sentence (with the application of the Proceeds described in such clause (ii) to continue to apply in respect of any such sale following the expiration of the Designated Tangible ABL Priority Property Non-Removal Period).

Section 4.    Payments.
(a)    Application of Proceeds of Collateral. Each Secured Party hereby agrees that all Collateral, and all proceeds thereof, received by any Secured Party in connection with any exercise of remedies as a secured creditor in respect of Collateral, or pursuant to a sale, transfer or other disposition pursuant to Section 5(a)(i) below, shall be applied:
(i)    If ABL Priority Collateral:
first, to the payment of costs and expenses of the ABL Agent in connection with its exercise of remedies as a secured creditor;
second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations has occurred;
third, to the payment of the Noteholder Obligations in accordance with the Noteholder Documents until the Discharge of Noteholder Obligations has occurred; and
fourth, the balance, if any, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.
(ii)    If Noteholder Priority Collateral:
first, to the payment of costs and expenses of the Noteholder Collateral Agent in connection with its exercise of remedies as a secured creditor;
second, to the payment of the Noteholder Obligations in accordance with the Noteholder Documents until the Discharge of Noteholder Obligations has occurred;
third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations has occurred; and
fourth, the balance, if any, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.
(b)    Payments Over. Any First-Lien Collateral or proceeds thereof received by the Second-Lien Agent or any Second-Lien Secured Party in connection with the exercise of any right or remedy (including set-off) relating to any First-Lien Collateral in contravention of this Agreement (including by set-off), in each case prior to the Discharge of First-Lien Obligations, shall be segregated and held in trust for the benefit of, and forthwith paid over to, the First-Lien Agent (and/or its designees) for the benefit of the applicable First-Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Agent or any such Second-Lien Secured Party. This authorization is coupled with an interest and is irrevocable.
(c)    [reserved]

(d)    Allocation of Certain Proceeds. In the event that Proceeds of Collateral are received by any Secured Party in connection with a sale, transfer or other disposition of Collateral that directly or indirectly involves some or all of the ABL Priority Collateral and some or all of the Noteholder Priority Collateral, the Agents shall use commercially reasonable efforts in good faith to allocate the Proceeds received in connection with such sale, transfer or disposition of such Collateral to the ABL Priority Collateral and the Noteholder Priority Collateral. If the Agents are unable to agree on such allocation within ten (10) days (or such other period of time as the Agents shall agree) of such sale, transfer or disposition, the portion of such Proceeds that shall be allocated as ABL Priority Proceeds constituting Accounts, Payment Intangibles, Inventory and Equipment shall be an amount not less than the book value of such Collateral (except in the case of Equipment which will be based upon the net orderly liquidation value (based on the most recent appraisal thereof obtained by ABL Agent) at time of disposition and in the case of Inventory the allocation will not be less than cost).

Section 5.    Other Agreements.
(a)    Releases. If at any time any Grantor, the First-Lien Agent or any First-Lien Secured Party, as applicable, delivers notice to the Second-Lien Agent that any specified First-Lien Collateral (including, for such purpose, in the case of the sale of all or substantially all of the equity interests in any Subsidiary of such Grantor, any First-Lien Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of:
(iii)    by private or public sale of all or any portion of the First-Lien Collateral (x) in connection with any exercise of remedies as a secured creditor by the First Lien Agent or (y) after the occurrence and during the continuation of an event of default under the First Lien Documents, with the consent of the First-Lien Agent; provided that the net cash proceeds of any such sale, if any, are applied in accordance with this Agreement;
(iv)    by the owner of such First-Lien Collateral in a transaction permitted under the ABL Credit Agreement, the Indenture and each other Finance Document, then (whether or not any Bankruptcy Proceeding is pending at the time) the Liens in favor of the Second-Lien Secured Parties on such First-Lien Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such First-Lien Collateral securing First-Lien Obligations are released and discharged. Upon delivery to the Second-Lien Agent of a notice from the First-Lien Agent stating that any release of Liens on the First-Lien Collateral securing or supporting the First-Lien Obligations has become effective (or shall become effective upon the Second-Lien Agent's release, if applicable) pursuant to the preceding sentence, the Second-Lien Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms. The Second-Lien Agent, for itself and the Second-Lien Secured Parties, hereby irrevocably appoints the First-Lien Agent and any officer or agent of the First-Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Agent and the Second-Lien Secured Parties, for the purpose of acting under this Section 5(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5(a), including any termination statements, endorsements, or other instruments of Lien transfer or Lien release.
(b)    Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent and the First-Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Documents, to adjust settlement for any insurance policy covering the First-Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the First-Lien Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect of the First-Lien Collateral shall be paid (i) first, prior to the occurrence of the Discharge of First-Lien Obligations, to the First-Lien Agent for the benefit of First-Lien Secured Parties pursuant to the terms of the First-Lien Documents, and (ii) second, after the occurrence of the Discharge of First-Lien Obligations, to the Second-Lien Agent for the benefit of the Second-Lien Secured Parties pursuant to the terms of the applicable Second-Lien Documents. If the Second-Lien Agent or any Second-Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Agent in accordance with the terms of Section 4(b).
(c)    Amendments to Finance Documents.

(i)    So long as a Class Discharge has not occurred and except as otherwise expressly provided herein, without the prior written consent of (A) in the case of the ABL Documents, the Noteholder Collateral Agent and (B) in the case of the Noteholder Documents, the ABL Agent, no Finance Document (other than this Agreement) may be amended, supplemented, modified or Refinanced in any manner that would contravene this Agreement or would contravene, or result in a breach or default under, this Agreement.
(ii)    So long as the Discharge of ABL Obligations has not occurred, the Noteholder Collateral Agent agrees that each applicable Noteholder Security Document shall include the following language (or language to similar effect approved in writing by the ABL Agent):
"Notwithstanding anything herein to the. contrary, (i) the liens and security interests granted to the Noteholder Collateral Agent pursuant to this Agreement and (ii) the exercise of any right or remedy by the Noteholder Collateral Agent, hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Intercreditor Agreement dated as of February 5, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Chiquita Brands International, Inc. (the "Company"), the subsidiaries of the Company party thereto, Wells Fargo Bank, National Association, as Noteholder Collateral Agent, and Wells Fargo Bank, National Association, as ABL Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern".
(iii)    So long as the Discharge of Noteholder Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document shall include the following language (or language to similar effect approved in writing by the Noteholder Collateral Agent):
"Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the ABL Agent pursuant to this Agreement and (ii) the exercise of any right or remedy by the ABL Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Intercreditor Agreement dated as of February 5, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Chiquita Brands International, Inc. (the "Company"), the subsidiaries of the Company party thereto, Wells Fargo Bank, National Association, as Noteholder Collateral Agent, and Wells Fargo Bank, National Association, as ABL Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern".
(d)    Rights As Unsecured Creditors. Except to the extent in contravention of the express terms of Sections 2(a), 2(b), 3(a)(i)(B), 3(a)(i)(C), 3(c) and 3(d) of this Agreement, any Secured Party may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary of the Company that has guaranteed the relevant Secured Obligations in accordance with the terms of the applicable Finance Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Secured Party of required payments in respect of interest, principal and other obligations under the Financing Documents unless such payment is made (i) with an application of proceeds that violates the waterfall for application of proceeds set forth in Section 4(a) hereof or (ii) in violation of Section 4(c) hereof. In the event the Second-Lien Agent or any Second-Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of First-Lien Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First-Lien Agent or the First-Lien Secured Parties may have with respect to the First-Lien Collateral.
(e)    First-Lien Agent as Bailee for Perfection.
(i)    The First-Lien Agent agrees to hold the Pledged Collateral that is part of the First-Lien Collateral in its possession (or in the possession of its agents or bailees) as bailee for the Second-Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Lien Security Documents, subject to the terms and conditions of this Section 5(e).
(ii)    Except as otherwise specifically provided herein (including Sections 3(a) and 4(a)), until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent shall be entitled to deal with the Pledged Collateral that is part of the First-Lien Collateral in accordance with the terms of the First-Lien Documents as if the Liens under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Agent and the Second-Lien Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.
(iii)    The First-Lien Agent shall have no obligation whatsoever to the Second-Lien Agent or any Second-Lien Secured Party to assure that the Pledged Collateral that is part of the First-Lien Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to such Collateral except as expressly set forth in this Section 5(e). The duties or responsibilities of the First-Lien Agent under this Section 5(e) shall be limited solely to holding Pledged Collateral as bailee for the Second-Lien Agent for purposes of perfecting the Lien held by the Second-Lien Secured Parties.
(iv)    The First-Lien Agent shall not have, by reason of the Second-Lien Security Documents or this Agreement or any other document, a fiduciary relationship in respect of the Second-Lien Agent or any Second-Lien Secured Party and the Second-Lien Agent and the Second-Lien Secured Parties hereby waive and release the First-Lien Agent from all claims and liabilities arising pursuant to the First-Lien Agent's role under this Section 5(e), as agent and bailee with respect to the Collateral.
(v)    Upon the Discharge of First-Lien Obligations, the First-Lien Agent shall deliver to the Second-Lien Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) theretofore part of the First-Lien Collateral, together with any necessary endorsements, or take such action in respect thereof as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First-Lien Agent for loss or damage suffered by the First-Lien Agent as a result of such transfer, except for loss or damage suffered by the First-Lien Agent as a result of its own willful misconduct or gross negligence. The First-Lien Agent shall have no obligation to follow instructions from any Second-Lien Agent in contravention of this Agreement.
(vi)    Neither the First-Lien Agent nor the First-Lien Secured Parties shall be required to marshal any present or future collateral security for the Company's or its Subsidiaries' obligations to the First-Lien Agent or the First-Lien Secured Parties under the applicable Finance Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising. Until the Discharge of First-Lien Obligations, Second Lien Agent will not assert any appraisal, valuation or other similar right with respect to the First-Lien Collateral that may otherwise be available to a junior secured creditor.
(f)    When Class Discharge Deemed Not to Have Occurred. Upon a Refinancing of any Finance Documents, no Class Discharge shall be deemed to occur, and the Obligations under such Refinancing of such Finance Documents shall automatically be treated as Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein (with any Obligations wider such new Finance Documents secured by First-Lien Collateral being treated as First-Lien Obligations for all purposes hereunder); provided that (i) such Refinancing is permitted pursuant to Section 5(c) hereof and (ii) the new Agent thereunder shall agree in a writing addressed to the Agent for the other Class and the Secured Parties of such Class, to be bound by the terms of this Agreement (which writing shall be in form and substance reasonably satisfactory to such Agent for the other Class). If the new Secured Obligations under such new Finance Documents are secured by assets of the Grantors (other than any "Excluded Property") as defined in the ABL Credit Agreement) that do not also secure the Secured Obligations of the other Class, then the Secured Obligations of the other Class shall be secured at such time by a Lien on such assets to the same extent provided in the applicable Finance Documents for such Class and this Agreement (including the priorities and rights in respect of Collateral set forth herein).

Section 6.    Bankruptcy Proceedings.
(a)    Financing Issues. If the Company or any other Grantor shall be subject to any Bankruptcy Proceeding and either First-Lien Agent shall desire to permit the use of its First-Lien Collateral consisting of cash collateral or to permit the Company or any other Grantor to obtain financing secured by a lien on its respective First-Lien Collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law ("DIP Financing"), then the applicable Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that it will raise no objection to, will not support any objection to, will not otherwise contest and, solely with respect to its agreement not to seek adequate protection (except as permitted herein), as provided in clause (i) below, will be deemed to have consented to, (i) such use of such First-Lien Agent's cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent expressly permitted herein) and such Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, will subordinate its Liens in such First-Lien Agent's First-Lien Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on such First-Lien Collateral securing its Second-Lien Obligations are so subordinated to Liens securing the First-Lien Obligations owed to the applicable First-Lien Secured Parties under this Agreement (provided, however, that it shall be a condition to the subordination of Noteholder Collateral Agent's Liens with respect to the Designated Tangible ABL Priority Property in respect of such DIP Financing that the holder of Liens in such Designated Tangible ABL Priority Property in connection with such DIP Financing shall (x) have acknowledged and agreed to the provisions of Section 3(g) of this Agreement with respect to such Designated Tangible ABL Priority Property and (y) be specifically including the value of such Designated Tangible ABL Priority Property in its determination of the amount of DIP financing that it will provide), (ii) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of any First-Lien Obligations made by the applicable First-Lien Agent or any other applicable First-Lien Secured Party, solely with respect to the First-Lien Collateral of such First-Lien Agent or such First-Lien Secured Party, (iii) any lawful exercise by any First-Lien Secured Party of the right to credit bid its First-Lien Obligations at any sale of its First-Lien Collateral, (iv) any other request for judicial relief made in any court by any holder of First-Lien Obligations relating to the lawful enforcement of any Lien on its First-Lien Collateral or (v) any order relating to a sale of assets of any Grantor consisting solely of First-Lien Collateral to which the applicable First-Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the respective First-Lien Obligations and the Second-Lien Obligations will attach to the proceeds of such sale on the same basis of priority as the Liens securing the related First-Lien Collateral rank to the Liens in the Collateral securing the Second-Lien Obligations in accordance with this Agreement; provided, further that, (I) the applicable Second-Lien Agent and the other Second-Lien Secured Parties shall retain their Liens on the Collateral and, with respect to their own First-Lien Collateral, with the same priority as existed prior to the commencement of the applicable Bankruptcy Proceeding, (II) to the extent that the applicable First-Lien Agent is granted adequate protection in the form of a Lien, the applicable Second-Lien Agent shall be permitted to seek a Lien (without objection from such First-Lien Agent or any First-Lien Secured Party) on Collateral arising after the commencement of the Bankruptcy Proceeding (so long as, with respect to such First-Lien Collateral, such Lien is junior to the Liens securing such DIP Financing and any other Liens in favor of the First-Lien Agent on such Collateral), (III) the terms of any cash collateral use or the DIP Financing shall require that any Lien on any Second-Lien Collateral used to secure such DIP Financing shall be subordinate to the Lien of the Second-Lien Agent in such Second-Lien Collateral securing the Second-Lien Obligations with respect such Second-Lien Collateral, and (IV) any such cash collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all, substantially all or any material portion of the material terms are set forth in the cash collateral order or DIP Financing documentation (other than payment in full of such DIP Financing upon the effective date of confirmation of such plan by a date certain); and provided further, however, that if any of the conditions set forth in the foregoing proviso are not satisfied, Second-Lien Agent may object to such proposed use of cash collateral or DIP Financing based solely upon the conditions not satisfied.
(b)    Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the applicable Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Bankruptcy Proceeding in respect of the applicable First-Lien Collateral without the prior written consent of the First-Lien Agent, provided that the applicable Second-Lien Agent may seek relief from the automatic stay or any other stay in any Bankruptcy Proceeding in respect of the applicable First-Lien Collateral if and to the extent that the applicable First-Lien Agent has obtained relief from or modification of such stay in respect of the such First-Lien Collateral.
(c)    Adequate Protection. The applicable Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the applicable First-Lien Agent or the applicable First-Lien Secured Parties for adequate protection in respect of the First-Lien Collateral, except that the Noteholder Collateral Agent or any Noteholder Secured Party may object to the extent that any such adequate protection would constitute a payment from any Noteholder Priority Collateral and the ABL Agent or any ABL Secured Party may object to the extent any such adequate protection would constitute a payment from any ABL Priority Collateral or (ii) any objection made by the applicable First-Lien Agent or the applicable First-Lien Secured Parties to any motion, relief, action or proceeding based on such First-Lien Agent's or such First-Lien Secured Parties' claiming a lack of adequate protection in respect of its First-Lien Collateral. The applicable First-Lien Agent may seek or request adequate protection of its interest in its First-Lien Collateral, as it deems appropriate, in the form of a replacement Lien on additional collateral, which Lien, if granted, will be senior to the Liens securing the applicable Second-Lien Obligations, including any Liens permitted under this Section 6(c) to the extent such additional collateral would have constituted First-Lien Collateral for such First-Lien Agent for the applicable First-Lien Obligations but for the occurrence of the Bankruptcy Proceeding. Notwithstanding the foregoing, in any Bankruptcy Proceeding, (A) the applicable Second-Lien Agent, on behalf of itself and any applicable Second-Lien Secured Party, may seek or request adequate protection with respect to its junior interest in the applicable First-Lien Collateral in form of a replacement Lien on additional collateral, provided that any such Lien on such collateral shall be subordinated to the Liens securing the applicable First-Lien Obligations and any DIP Financing secured by such First-Lien Collateral permitted under Section 6(a) (and all Obligations relating thereto) on the same basis as the other Liens securing such Second-Lien Obligations are so subordinated to the Liens securing First-Lien Obligations under this Agreement to the extent such additional collateral would have constituted Second-Lien Collateral for the applicable Second-Lien Obligations but for the occurrence of the Bankruptcy Proceeding and (B) in the event that such Second-Lien Agent, on behalf of itself or any applicable Second-Lien Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Lien Agent, on behalf of itself or each such Second-Lien Secured Party, agrees that the applicable First-Lien Agent shall also be granted a senior Lien on such additional collateral as security for the applicable First-Lien Obligations to the extent such additional collateral would have constituted First-Lien Collateral for the applicable First-Lien Obligations but for the occurrence of the Bankruptcy Proceeding and any such DIP Financing, and that any Lien on such additional collateral securing such Second-Lien Obligations shall be subordinated to the Liens on such collateral securing such First-Lien Obligations, if applicable, and any DIP Financing permitted by the applicable First-Lien Agent and permitted by Section 6(a) above (and all Obligations relating thereto) and any other Liens granted to the First-Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6(a) or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the applicable Second-Lien Agent or the other applicable Second-Lien Secured Parties in seeking adequate protection with respect to their rights in the Collateral in any Bankruptcy Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest or otherwise); provided, however, that no Second-Lien Secured Parties may request or receive adequate protection payments from Proceeds of any applicable First-Lien Collateral; and provided further that nothing herein shall limit the rights of the applicable First-Lien Agent or the other applicable First-Lien Secured Parties to object to such adequate protection in the form of cash payments, periodic cash payments or cash payments of interest.
(d)    Preference and Avoidance Issues. If any Secured Party is required in any Bankruptcy Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a "Recovery"), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then as among the parties hereto the related Secured Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred. If this Agreement has been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. For clarity, no Secured Party which has received any payments prior to the reinstatement of another Secured Party’s Secured Obligations shall be obligated to pay over or disgorge such payments to the Secured Party whose Secured Obligations has been reinstated, unless such Secured Party is itself required in any Bankruptcy Proceeding to turn over or pay amounts in respect of its Secured Obligations to the estate or unless such Secured Party otherwise received any amounts in contravention of this Agreement.
(e)    Application. This Agreement shall be applicable prior to and after the commencement of any Bankruptcy Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.
(f)    Waivers. Until the Discharge of First-Lien Obligations has occurred, the applicable Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code (or similar Bankruptcy Law) senior to or on a parity with the Liens securing the First-Lien Obligations for costs or expenses of preserving or disposing of any First-Lien Collateral; provided, however, that the foregoing shall not restrict any Second-Lien Secured Party, in its capacity as a Person providing DIP Financing, from asserting or enforcing such claims under Section 506(c) or similar Bankruptcy Law.
(g)    Plan; Reorganization Securities. None of the Secured Parties may support any plan of reorganization in any Bankruptcy Proceeding which contravenes the provisions of this Agreement (unless consented to in writing by the applicable First-Lien Agent). If, in any Bankruptcy Proceeding, debt obligations of any reorganized Grantor secured by Lien upon any property of such reorganized Grantor are distributed pursuant to a plan of reorganization on account of First-Lien Obligations and Second-Lien Obligations, then, to the extent such debt obligations are secured by Liens upon Collateral, the provisions of this Agreement will survive the distribution of such debt obligations and will apply with like effect to the Liens securing such debt obligations.

Section 7.    Reliance; Waivers; etc.
(a)    Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the First-Lien Secured Parties to the Company or any Subsidiary of the Company shall be deemed to have been given and made in reliance upon this Agreement. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, acknowledges that it and the applicable Second-Lien Secured Parties have, independently and without reliance on the First-Lien Agent or any First-Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each applicable Second-Lien Document, this Agreement and the transactions contemplated hereby and thereby and will continue to make their own credit decisions in taking or not taking any action under the applicable Second-Lien Document or this Agreement.
(b)    No Warranties or Liability. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, acknowledges and agrees that neither the First-Lien Agent nor any First-Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First-Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second-Lien Agent or any other Second-Lien Secured Party has in the First-Lien Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First-Lien Agent nor any First-Lien Secured Party shall have any duty to any Second-Lien Agent or any Second-Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second-Lien Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First-Lien Agent, the First-Lien Secured Parties, the Second-Lien Agent and the Second-Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (i) the enforceability, validity, value or collectibility of any of the Second-Lien Obligations, the First-Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (ii) the Grantors' title to or right to transfer any of the Collateral or (iii) any other matter except as expressly set forth in this Agreement.
(c)    Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Agent and the First-Lien Secured Parties, and the Second-Lien Agent and the Second-Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(vii)    any lack of validity or enforceability of any First-Lien Documents or any Second-Lien Documents;
(viii)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or of the terms of any Second-Lien Document;
(ix)    any exchange of any security interest in any Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(x)    the commencement of any Bankruptcy Proceeding in respect of the Company or any other Grantor; or
(xi)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First-Lien Obligations, or of any Second-Lien Agent or any Second-Lien Secured Party in respect of this Agreement.

Section 8.    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Noteholder Document, the provisions of this Agreement shall govern.

Section 9.    Continuing Nature of This Agreement; Severability.
(a)    Subject to Section 6(d), this Agreement shall continue to be effective until a Class Discharge has occurred. This is a continuing agreement of lien subordination and the First-Lien Secured Parties may continue, at any time and without notice to the Second-Lien Agent or any Second-Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First-Lien Obligations in reliance hereon, subject to the limitations specified herein. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Bankruptcy Proceeding.
(b)    In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.    Amendments; Waivers; Refinancings.
(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the ABL Agent (upon an affirmative vote of the Required ABL Lenders, to the extent required by the terms of the ABL Documents) and the Noteholder Collateral Agent (upon an affirmative vote of the Required Noteholders, to the extent required by the terms of the Noteholder Documents); provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of (x) any Grantor (which shall include any amendment that modifies the Company's ability to cause additional obligations, to constitute ABL Obligations or Noteholder Obligations) without the Company's prior written consent or (y) any Secured Party hereunder more adversely than it affects the comparable rights hereunder of other Secured Parties of the same Class, without the consent of such Secured Party.
(c)    Subject to the terms of this Agreement, the ABL Documents and Noteholder Documents may each be amended, supplemented or otherwise modified in accordance with their respective terms, all without affecting the Lien subordination or other provisions of this Agreement. The (i) ABL Obligations may be Refinanced without notice to, or the consent of the Noteholder Collateral Agent or the Noteholder Secured Parties and without affecting the Lien subordination or other provisions of this Agreement and (ii) the Noteholder Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Secured Parties; provided, however, that, in each case, the lenders or holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral bind themselves in writing to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral, the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Noteholder Obligations.

Section 11.    Information Concerning Financial Condition of the Company and the Subsidiaries. The Secured Parties shall each be responsible for keeping themselves informed of (i) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Secured Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. The Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (A) to make, and the Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (B) to provide any additional information or to provide any such information on any subsequent occasion, to undertake any investigation or (C) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain as confidential or is otherwise required to maintain as confidential. Notwithstanding the foregoing, the Secured Parties shall not be responsible for the financial condition or business affairs of the Company and its Subsidiaries.
Section 12.    Subrogation. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred.
Section 13.    Application of Payments. Except as otherwise provided herein, all payments received by the First-Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First-Lien Documents. Except as otherwise provided herein, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, assents to any such extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
Section 14.    Jurisdiction; Consent to Service of Process.
(a)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 15.    Notices. All notices to the ABL Secured Parties and the Noteholder Secured Parties permitted or required under this Agreement may be sent to the ABL Agent or the Noteholder Collateral Agent as provided in the relevant Finance Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed by PDF transmission or sent by courier service or US mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail by PDF transmission or upon receipt via U S mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all the other parties. The ABL Agent hereby agrees to promptly notify the Noteholder Collateral Agent upon the Discharge of ABL Obligations and any Recovery in respect of ABL Obligations. The Noteholder Collateral Agent hereby agrees to promptly notify the ABL Agent upon the Discharge of Noteholder Obligations and any Recovery in respect to Noteholder Obligations.
Section 16.    Further Assurances. Each of the ABL Agent, on behalf of itself and each applicable ABL Secured Party, and the Noteholder Collateral Agent, on behalf of itself and each Noteholder Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the other Agent and the Secured Parties of the other Class such additional documents and instruments (in recordable form, if requested) as such Agent or such Secured Parties may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
Section 17.    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
Section 18.    Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Agent, the ABL Secured Parties, the Noteholder Collateral Agent and the Noteholder Secured Parties, the Company, the Subsidiaries of the Company party hereto and their respective successors and permitted assigns.
Section 19.    Specific Performance. The First-Lien Agent may demand specific performance of this Agreement. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any such action that may be brought by the First-Lien Agent.
Section 20.    Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
Section 21.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic mail by PDF transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 22.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The ABL Agent represents and warrants that it is authorized under the ABL Credit Agreement to enter into this Agreement. The Noteholder Collateral Agent represents and warrants that it is authorized under the Indenture to enter into this Agreement.
Section 23.    No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Secured Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.
Section 24.    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Bankruptcy Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor in possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Bankruptcy Proceeding.
Section 25.    ABL Agent and Noteholder Collateral Agent. It is understood and agreed that (i) WFB is entering into this Agreement in its capacity as administrative agent under the ABL Credit Agreement and the provisions of Section 15 of the ABL Credit Agreement applicable to WFB as administrative agent thereunder shall also apply to WFB as ABL Agent hereunder, (ii) Wells Fargo Bank, National Association is entering in this Agreement in its capacity as trustee under the Indenture and other Noteholder Documents, and the provisions of Article 9 of the Indenture applicable to the trustee thereunder shall also apply to Wells Fargo Bank, National Association as Noteholder Collateral Agent hereunder.
Section 26.    Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties, on the one hand, and the Second-Lien Secured Parties, on the other hand. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5(c)(ii), and (iii)), nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the ABL Credit Agreement, the Indenture or any other ABL Document or Noteholder Document or permit the Company or any Subsidiary of the Company to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the ABL Credit Agreement, the Indenture or any other ABL Document or Noteholder Document.
Section 27.    Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the First-Lien Secured Parties (as among themselves) and the Second-Lien Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the First-Lien Agent or the Second-Lien Agent, respectively, governing the rights, benefits and privileges as among the First-Lien Secured Parties or the Second-Lien Secured Parties, as the case may be, in respect of the Collateral, this Agreement and the other First-Lien Security Documents or Second-Lien Security Documents, as the case may be, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other First-Lien Security Documents or Second-Lien Security Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First-Lien Security Document or Second-Lien Security Document, and the provisions of this Agreement and the other First-Lien Security Documents and Second-Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, including to give effect to any such intercreditor agreement (or similar arrangement)).

Section 28.    Supplements. At the request of ABL Agent or Noteholder Collateral Agent, Company shall cause any Additional Grantor to execute a joinder hereto in form and substance satisfactory to each of the ABL Agent and the Noteholder Collateral Agent, at which time such Additional Grantor shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound. In the event an Additional Grantor fails to execute a joinder to become a party hereto, the assets of such Additional Grantor shall nevertheless constitute Collateral subject to this Agreement.
Section 29.    Certain Terms Concerning the Noteholder Collateral Agent. The Noteholder Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Indenture and the Indenture Security Agreement; and in so doing, the Noteholder Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Noteholder Collateral Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Noteholder Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Indenture and the Noteholder Security Documents.
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Noteholder Collateral Agent By: /s/ Yana Kislenko Name: Yana Kislenko Title: Vice President

Address:

Wells Fargo Bank, National Association
150 East 42nd St., 40th Floor
New York, NY 10017
Attention: Corporate Trust Services administrator for Chiquita Brands International, Inc.
Facsimile: (917) 260-1593

WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent By: /s/ Anwar S. Young Name: Anwar S. Young Title: Authorized Signatory

Address: Wells Fargo Bank, National Association, as ABL Agent 150 South Wacker Drive, Suite 2200 Chicago, Illinois 60606 Attention: Portfolio Manager - Chicago Facsimile: (312) 332-0424

With a copy (which shall not constitute notice) to: Goldberg Kohn, Ltd. 55 East Monroe, Suite 3300 Chicago, Illinois 60603 Attention: Randall Klein Facsimile: (312) 332-2196

GRANTORS: CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation By: /s/ Joseph B. Johnson Name: Joseph B. Johnson Title: Vice President, Controller, Chief Accounting Officer and Treasurer

CHIQUITA BRANDS L.L.C., a Delaware limited liability company By: /s/ Joseph B. Johnson Name: Joseph B. Johnson Title: Vice President, Controller, Chief Accounting Officer and Treasurer

CHIQUITA FRESH NORTH AMERICA L.L.C., a Delaware limited liability company

By: /s/ Joseph B. Johnson
Name: Joseph. B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

FRESH INTERNATIONAL CORP., a Delaware corporation

By: /s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

FRESH EXPRESS INCORPORATED, a Delaware corporation

By: /s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

B C SYSTEMS, INC., a Delaware corporation

By: /s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

VERDELLI FARMS INC., a Pennsylvania corporation

By: /s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

CB CONTAINERS, INC., a Delaware corporation

By: /s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

V.F. TRANSPORTATION, LLC, a Pennsylvania limited liability company
By: VERDELLI FARMS INC., a Pennsylvania corporation, its sole Manager

By: /s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

TRANSFRESH CORPORATION, a Delaware corporation
By: /s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Controller, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Address for each Grantor: Attention: Facsimile:

With a copy (which shall not constitute notice) to: Attention: Facsimile:

EXHIBIT A
to Intercreditor Agreement
[FORM OF]
LIEN SHARING AND PRIORITY CONFIRMATION JOINDER
Reference is made to the Intercreditor Agreement, dated as of February 5, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”) among Chiquita Brands International, Inc. and the other Grantors from time to time party thereto, Wells Fargo Bank, National Association, as the ABL Agent (as defined therein) and Wells Fargo Bank, National Association, as Noteholder Collateral Agent (as defined therein).
Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to terms of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Intercreditor Agreement.
Joinder. The undersigned, [_________________], a [_______________], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] [hedge provider] under that certain [describe applicable indenture, credit agreement, hedge agreement or other document governing the additional secured debt] (the “New Debt Facility”) hereby:
represents that the New Representative [is authorized to become a party to the Intercreditor Agreement] [has been authorized to become a party to the Intercreditor Agreement] as an Additional Noteholder Agent on behalf of Noteholder Secured Parties under an Additional Noteholder Facility for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and
agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:
[Address];

Lien Sharing and Priority Confirmation.
The undersigned New Representative, on behalf of itself and each holder of Noteholder Obligations for which the undersigned is acting as Additional Noteholder Agent, hereby agrees, for the benefit of all Secured Parties, and as a condition to being treated as Noteholder Obligations under the Intercreditor Agreement, that:
all Noteholder Obligations will be and are secured equally and ratably by all Noteholder Collateral, and that all such Liens on such Noteholder Collateral will be enforceable by the Noteholder Collateral Agent respect to such Noteholder Obligations for the benefit of all holders of Noteholder Obligations equally and ratably;
and
the New Representative appoints the Noteholder Collateral Agent and consents to the terms of the Intercreditor Agreement and the performance by the Noteholder Collateral Agent of, and directs the Noteholder Collateral Agent to perform, its obligations under the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.
The provisions of Section 14, 17, 22, and 24 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [___________________, 20____].
[insert name of New Representative]

By:
Name:
Title:
The Noteholder Collateral Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Noteholder Collateral Agent for the New Representative and the holders of the Noteholder Obligations represented thereby:
Wells Fargo Bank, National Association,
as Noteholder Collateral Agent

By:
Name:
Title:

EXHIBIT B
to Intercreditor Agreement
FORM OF
[ADDITIONAL GRANTOR JOINDER]
The undersigned, _____________________, a _______________, hereby agrees to become party as an Additional Grantor under the Intercreditor Agreement dated as of February 5, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”) among Chiquita Brands International, Inc. and the other Grantors from time to time party thereto, Wells Fargo Bank, National Association, as the ABL Agent (as defined therein) and Wells Fargo Bank, National Association, as Noteholder Collateral Agent (as defined therein), for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
The provisions of Section 14, 17, 22, and 24 of the Intercreditor Agreement will apply with like effect to this Additional Grantor Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of ___________________, 20____.
[___________________________]

By:
Name:
Title:

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